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                                                                   Exhibit 10(a)

                              Second Amendment to
                            the 1994 Restatement of
                       Aon Employee Stock Ownership Plan
                       ---------------------------------


     Whereas, the Aon Employee Stock Ownership Plan (the "Plan") is currently set out in the 1994 Restatement of the Aon Employee Stock Ownership Plan, which was generally effective as of January 1, 1994 (the "Restatement").

     Whereas, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the Board's authority to do so under Section 12.01 of the Plan and pursuant to the terms of the contemplated sales of the common stock of Ryan Dealer Group, Inc., and other assets to Resource Financial Corporation.

     Now, therefore, the Plan, as set out in the Restatement is amended as follows, effective as of January 1, 1996, or as otherwise specified:


     Section 4.02 A new subsection (g) of Section 4.02 shall be added to read as follows:

          (g) For the Plan Year beginning January 1, 1996, there shall be posted to the Stock Sub-Accounts of each RDG Participant (defined herein) his share of Employer Securities contributed, acquired or released under Sections 3.01 and 3.03 and forfeitures from the Stock Sub-Accounts. The RDG Participant's share shall be posted if the RDG Participant earned 1,000 Hours of Service (including annualized service) and without regard to whether the RDG Participant was employed on the last day of the
                Plan Year.   Amounts credited to the Stock Sub-Accounts of all
                Participants, including RDG Participants, shall be determined as set forth in subsection (a), except that Compensation for RDG Participants shall be only that portion of Compensation earned from January 1, 1996, through the Closing Date (defined herein).

                (i)  An RDG Participant is a Participant who is listed on
                     Schedule 6(a) of the Asset Purchase Agreement between Aon Corporation and Resource Financial Corporation (attached as Exhibit A).


                (ii) The Closing Date shall mean the date of the sale and
                     purchase of the common stock of Ryan Dealer Group, Inc.

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     Section 4.06  Paragraph (ii) of subsection (d) of Section 4.06 shall be deleted in its entirety and the following substituted in its place:

          (ii) For dividends on unallocated Employer Securities in the suspense account, the released shares shall be allocated to the Stock Sub-Accounts of Participants pursuant to their relative Compensation in the same manner as under subsections (a) and, for the Plan Year beginning January 1, 1996, subsections (f) and
                (g), of Section 4.02.

     Section 4.06. A new subparagraph (B) shall be added to paragraph (v) of subsection (d) of Section 4.06:

          (B) For purposes of this subparagraph (v), an RDG Participant, as defined in Section 4.02(g), shall be deemed to be employed by the Company on December 31, 1996.

     Section 9.02. A new subsection (h) of section 9.02 shall be added to read as follows:

          (h) Participants who are listed on Schedule 6(a) of the Asset Purchase Agreement ("RDG Participants") between Aon Corporation and Resource Financial Corporation (attached as Exhibit A) shall be 100% vested on the date of the sale and purchase of the common stock of Ryan Dealer Group, Inc.

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     IN WITNESS WHEREOF, Aon Corporation hereby adopts this Second
     Amendment to the 1994 Restatement of Aon Savings Plan, effective as set forth above, as of this 1st day of August, 1996.


                                            Aon CORPORATION

                                            By: /s/ Daniel T. Cox
                                               ---------------------------
                                               Daniel T. Cox
                                               Executive Vice President


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